   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997.
                                                        REGISTRATION NO. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         MARYLAND                                   95-4502084
(State or Other Jurisdiction of            (IRS Employer Identification No.)
 Incorporation or Organization)

                        251 SOUTH LAKE AVENUE, SUITE 700
                          PASADENA, CALIFORNIA  91101
         (Address, Including Zip Code, of Principal Executive Offices)

  1997 STOCK AWARD AND INCENTIVE PLAN OF ALEXANDRIA REAL ESTATE EQUITIES, INC.
                            (Full Title of the Plan)

                                 JOEL S. MARCUS
                            CHIEF EXECUTIVE OFFICER
                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                        251 SOUTH LAKE AVENUE, SUITE 700
                           PASADENA, CALIFORNIA 91101
                                 (626) 578-0777
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                         -----------------------------

                                    COPY TO:

         MICHAEL A. WORONOFF, ESQ.                JAMES J. HANKS, JR., ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP     BALLARD SPAHR ANDREWS & INGERSOLL
          300 SOUTH GRAND AVENUE                   300 EAST LOMBARD STREET
                SUITE 3400                               SUITE 1900
      LOS ANGELES, CALIFORNIA  90071             BALTIMORE, MARYLAND  21202
              (213) 687-5000                            (410) 528-5600

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of Securities to be      Amount to be         Proposed Maximum          Proposed Maximum          Amount of
 Registered                    Registered (1)   Offering Price Per Share     Aggregate Offering         Registration
                                                                                    Price                   Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par                 680,000 (2)           $20.57(3)                 $13,987,600            $4,238.67
  value $.01 per share

Common Stock, par                 220,000 (4)           $26.09(5)                 $ 5,739,800(5)         $1,739.33(6)
  value $.01 per share

TOTAL                              900,000                                        $19,727,400            $5,978
=====================================================================================================================

(1) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc. (the "Plan").
(2) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding under the Plan as of the date hereof.
(3) Represents the weighted average exercise price of the outstanding stock options being registered hereby.
(4) Represents the maximum number of unallocated shares of Common Stock reserved for issuance upon exercise of stock options that have not yet been granted under the Plan.
(5) Estimated solely for purposes of calculating the registration fee.
(6) Calculated pursuant to Rules 457(c) and (h) based upon the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on August 20, 1997, which was $26.09.
                               _________________

                                EXPLANATORY NOTE

     This Registration Statement covers (i) 680,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Alexandria Real Estate Equities, Inc. (the "Company"), that may be issued upon the exercise of stock options previously granted under the Plan, and (ii) 220,000 shares of Common Stock reserved by the Company for issuance upon exercise of stock options that have not yet been granted under the Plan. Pursuant to Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Company will deliver a prospectus meeting the requirements of Part I of Form S-8, as amended, to all participants in the Plan.


PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Prospectus, dated May 27, 1997, filed pursuant to Rule 424(b) under the Securities Act, relating to the initial public offering of the Common Stock;

          (b) All reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's most recent fiscal year; and

          (c) The description of the Common Stock included in the Company's Registration Statement on Form 8-A, filed May 14, 1997, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law, as amended ("MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains a provision that eliminates such liability to the maximum extent permitted by the MGCL.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which such person may become subject or to which such person may incur by reason of his or her serving as a present or former director or officer of the Company.

     The Company's bylaws (the "Bylaws") obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company, with the approval of the Board of Directors, to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the Bylaws and (ii) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into separate employment agreements with each of its executive officers, pursuant to which the Company is required, to the maximum extent permitted by Maryland law, to indemnify such officers and to pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit No.     Description
-----------     -----------
      4.1  Articles of Amendment and Restatement of the Company (incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on
           Form 10-Q for the period ended June 30, 1997).

      4.2 Certificate of Correction of the Company (incorporated by reference from Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

      4.3 Bylaws of the Company (incorporated by reference from Exhibit 3.3 of the Company's Quarterly Report on Form 10-Q for the period ended June
           30, 1997).

      4.4  Specimen certificate representing shares of Common Stock
           (incorporated by reference from Exhibit 4.1 of the Company's
           Registration Statement on Form S-11 (File No. 333-23545)).

      5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common Stock being registered

      23.1 Consent of Ernst & Young LLP

      23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit
           5.1)

      24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 9.    UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those para-graphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 22nd day of August, 1997.


                                ALEXANDRIA REAL ESTATE EQUITIES, INC.



                                By: /s/ Joel S. Marcus
                                    --------------------------------------
                                   Joel S. Marcus, Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus and Peter J. Nelson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                       Title                  Date
   ---------                       -----                  ----

/s/ Jerry M. Sudarsky     Chairman of the Board      August 22, 1997
-----------------------
Jerry M. Sudarsky

/s/ Joel S. Marcus        Chief Executive Officer    August 22, 1997
-----------------------   and Director
Joel S. Marcus

/s/ Alan D. Gold          President and Director     August 22, 1997
-----------------------
Alan D. Gold

/s/ Peter J. Nelson       Chief Financial Officer,   August 22, 1997
-----------------------   Treasurer and Secretary
Peter J. Nelson

                          Director                   August 22, 1997
-----------------------
Joseph Elmaleh

/s/ Viren Mehta      Director   August 22, 1997
-------------------
Viren Mehta

/s/ David Petrone    Director   August 22, 1997
-------------------
David Petrone

/s/ Anthony Solomon  Director   August 22, 1997
-------------------
Anthony Solomon

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.       Description
-----------       -----------
      4.1  Articles of Amendment and Restatement of the Company (incorporated by reference from Exhibit 3.1 of the Company's Quarterly Report on
           Form 10-Q for the period ended June 30, 1997).

      4.2 Certificate of Correction of the Company (incorporated by reference from Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

      4.3 Bylaws of the Company (incorporated by reference from Exhibit 3.3 of the Company's Quarterly Report on Form 10-Q for the period ended June
           30, 1997).

      4.4  Specimen certificate representing shares of Common Stock
           (incorporated by reference from Exhibit 4.1 of the Company's
           Registration Statement on Form S-11 (File No. 333-23545)).

      5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common Stock being registered

      23.1 Consent of Ernst & Young LLP

      23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit
           5.1)

      24.1 Power of Attorney (included on the signature page of this registration statement)